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Exhibit No. 10.13   Telecommunications Services Agreement between Registrant and
                    Parkside Place (Parkside Plaza).



* = Confidential Information.



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                            FIRSTLINK COMMUNICATIONS, INC.
                                        and
                                   PARKSIDE PLAZA

This agreement ("Agreement") is entered into as of January 6, 1998 (the "Effective Date"), by and between FirstLink Communications, Inc., an Oregon corporation ("FirstLink"), and Parkside Plaza, an Oregon general partnership ("Owner").

     Definitions. For purposes of this Agreement, the following terms shall have the meanings set forth in this section:

     (a) Additional Telecommunications Services" shall mean services not included in the definition of "Telecommunications Services," and may include Prolink-SM-direct Internet access, video conferencing, on-line computer services, electronic mail, wireless services (such as cellular telephone) and other types of services.

     (b) "Adequate Records" shall mean such records as would be necessary for a complete audit by a certified public accountant of gross revenues actually collected by FirstLink or its agents for Telephone Service originating at the Property and for Basic Cable Television Service provided to residents.

     (c) "Basic Cable Television Services" shall mean a standard package of cable television services and shall include an expanded selection of cable channels.

     (d) "Enhanced Calling Features" shall mean additional features not included in the definition of "Telephone Service," including, but not limited to, conference calling, call waiting, and call forwarding.

     (e) "Enhanced Services" shall mean other optional services provided to Telephone Service subscribers, including, but not limited to, voicemail.

     (f) "Inside Wire" shall mean the conduits, wires, cables, and outlets affixed to the Property and owned and installed by Owner.

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     (g) "Premium Cable Television Services" shall mean a premium package of cable television services, including Basic Cable Television Services and additional services.

     (h) "Property" shall mean the multi-family residential complex commonly known as Parkside Plaza, located at 301 S.W. Lincoln Street, Portland, Oregon 97201, consisting of 208 residential units.

     (i) "The System" shall mean all of FirstLink's electronic devices, cable, wire, hardware, software and other material used to transmit and receive Telecommunications Services and Additional Telecommunications Services. The System shall not include Inside Wire.

     (j) "System Site" shall mean an adequate and secure space to house the switch and other fixed parts of the System.

     (k) "Telephone Service" shall mean the provision of dial tone and access to the local and long-distance telecommunications networks for two-way transmission of voice and data.

     (i) "Telecommunications Services" shall mean Telephone Service, Enhanced Services and Enhanced Calling Features, Basic Cable Television Services and Premium Cable Television Services.

     1. STATEMENT OF AUTHORITY. Owner owns the Property, including the Inside Wire, and has the authority to enter into this Agreement. FirstLink is a provider of shared telecommunications services, authorized to provide such services to the Property under the laws of the State of Oregon and is authorized to enter into this Agreement.

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     2.   GRANT OF RIGHTS.

     (a) Owner grants FirstLink the sole and exclusive right, except as provided in Section 10(h) of this Agreement, to install, own, operate, replace and maintain the System on and through the Property for the term of this Agreement.

     (b) Owner grants FirstLink a license to use and occupy the System Site without charge for so long as this Agreement is in effect. The system site shall be at a location to be mutually agreed upon by FirstLink and Owner. The System Site must meet technical and regulatory requirements identified by FirstLink. FirstLink shall have twenty-four hour, seven-day-a-week access to the System Site, subject to reasonable rules and security procedures imposed by Owner, and Owner's employees and agents shall not disturb the System.

     (c) Owner grants FirstLink and its authorized personnel access to the Property for any reasonable purposes related to this Agreement, subject to reasonable rules and security procedures imposed by Owner.

     (d) Owner grants FirstLink the right to use the coaxial and twisted pair cabling in the Property.

     3.   DUTY TO PROVIDE SERVICE.

     (a) FirstLink agrees to provide Telecommunications Services to any resident of the Property who has the ability to pay and orders such services.

     (b) FirstLink agrees to offer Additional Telecommunications Services from time to time to any resident of the Property who has the ability to pay and orders such services if the provision of such services is technically feasible, economically rational, and warranted by resident demand.

     (c) FirstLink shall not have the obligation to provide or continue services to any resident of the Property who does not pay service charges in a timely manner, subject to the requirements of state law governing disconnection of Telecommunications Services or any of the individual services that make up

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Telecommunications Services.  In addition, FirstLink's obligation to provide or continue services to any resident of the Property shall be contingent on the resident completing a Tenant Services Agreement and meeting other reasonable and lawful requirements as may be established by FirstLink from time to time.

     4.   DUTY TO PAY COMMISSIONS.

     (a) FirstLink shall pay Owner commissions equal to * of all gross revenues actually collected by FirstLink or its agents for Telephone Service originating at the Property and for Basic Cable Television Service provided to residents. All commission payments will be paid quarterly in arrears.

     (b) FirstLink shall maintain adequate records for a period of three (3) years following the payment of commissions as described in subparagraph (a) of this paragraph.

     (c) At any time during that three (3) year period, Owner or its agents may inspect and/or audit such records during normal business hours. In the event that any such inspection or audit discloses that FirstLink was obligated to pay commissions in excess of those it actually paid, an appropriate adjustment shall be made immediately. In the event the amount of under compensation exceeds five percent (5%) of the sum that should have been paid to Owner by FirstLink, FirstLink shall reimburse Owner for all expenses of such inspection or audit.

     5.   SYSTEM EXPENSES.

     (a) FirstLink shall be solely responsible for all expenses related to the installation, operation, maintenance and repair of the System.

     (b) Owner shall provide access to electrical power for the System. FirstLink shall be responsible for the expense of connecting to the power. Based upon FirstLink's representation that the power consumed by the System is approximately 144 Kwh per month, Owner agrees to provide all power consumed by the System.

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     (c)  Owner shall be solely responsible for damage to the System caused by the negligence or misconduct of Owner or Owner's agent(s) or employees.

      6. TERM. The term of this Agreement shall be * years from the Effective Date of this Agreement.

      7.   INSTALLATION

     (a)  FirstLink shall install the System as soon as practicable.

     (b) FirstLink shall give Owner at least ten (10) days' notice prior to the commencement of installation.

     (c) FirstLink may subcontract activities related to the installation of the System, but shall be responsible for any and all acts and/or omissions by any subcontractor.

     (d) FirstLink shall not permit any person to place any lien upon the Property.

     (e) FirstLink shall, at its sole expense, repair or replace any damage to the Property resulting from installation, operation, or removal of the System to the satisfaction of Owner.

      8. OWNERSHIP AND CHARACTER OF THE SYSTEM. Except as otherwise stated herein, the System, including any alterations and attachments, shall at all times remain the sole property of FirstLink. It is the intention of the parties that the System, and every component of the System, shall retain its character as personal property following the installation of the System on the Property and shall not be deemed to be a fixture of the Property. No part of the System shall be or become subject to any mortgage, deed of trust or lien upon the Property.

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     9.   MAINTENANCE OF THE SYSTEM.

     (a) FirstLink shall maintain the System in good order, condition and repair.

     (b) Routine maintenance services shall be performed by FirstLink during normal working hours.

     10.  SERVICE TO TENANTS OF THE PROPERTY.

     (a) FirstLink shall provide Owner with copies of its current form Tenant Services Agreement from time to time. FirstLink may update its Tenant Services Agreement from time to time, and it shall be the sole responsibility of FirstLink to remove any out-of-date forms from circulation and to ensure that Owner has sufficient copies of the current form.

     (b) Any resident electing to receive Telecommunications Services from FirstLink shall do so through the execution and delivery to FirstLink of a Tenant Services Agreement. Owner shall provide a location where tenants may deposit executed Tenant Services Agreements for pick-up by FirstLink, in a manner to be determined by mutual agreement.

     (c) To the extent permitted by applicable law or regulation, FirstLink shall have the sole authority to establish standard rates for services ("Standard Rates") and may revise the Standard Rates from time to time. Rates must be reasonable from a market perspective.

     (d) Each resident receiving Telecommunications Services from FirstLink shall be charged and billed individually at FirstLink's standard rates for connection to the System and for service. In no event shall Owner be responsible for the payment of any resident bills for such services.

     (e) FirstLink shall be solely responsible for invoicing, collections and bad debts related to provision of service to residents. FirstLink shall strictly abide by

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all local, state and federal laws, regulations and rules concerning the collection of debts and other payments due from customers.

     (f) FirstLink shall make a customer service representative available to receive service requests or inquiries from Owner or residents and to ensure that all service requests are responded to within four (4) hours.

     (g) FirstLink shall install a telephone in the lobby of the Property for use by tenants wishing to contact FirstLink for installation or service purposes.

     (h) To the extent a resident wishes to purchase Telecommunications Services from another provider, FirstLink shall cooperate with the resident and the resident's chosen authorized service provider(s) to allow the provider(s) reasonable access to the System to establish and maintain service to the resident. As allowed by law, FirstLink may charge a reasonable non-recurring fee to cover its costs in providing access and switching over service to the resident's provider.

     11.  Marketing of Telecommunications Services.

     (a) Owner agrees to instruct its agents to present the FirstLink Tenant Services Agreement and related information to current and prospective residents and to refer them to FirstLink customer service staff for additional information.

     (b) Owner agrees to provide FirstLink with information for use in marketing its Telecommunications Services, including lists of move-ins, move-outs, transfers, and intents to vacate.

     (c) FirstLink shall provide Owner with marketing materials and training necessary to enable Owner and its employees and agents to inform prospective residents and residents about the Telecommunications Services provided by FirstLink.

     (d) FirstLink shall provide qualified and knowledgeable staff support to respond to inquiries from Owner, its agents, and employees on behalf of

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prospective residents and residents, and to respond to inquiries and requests for service from residents.

     (e) FirstLink shall provide current tenants of the Property with incentives to subscribe to FirstLink for Telecommunications Services. The duration and composition of these incentives shall be determined by mutual agreement.

     12. TAXES. FirstLink shall pay all taxes resulting from the ownership or operation of the System and the provision of Telecommunications Services under this Agreement.

     13.  COMPLIANCE WITH REGULATIONS.

     (a) FirstLink shall comply with all applicable federal, state, and local regulatory requirements relating to the provision of the Telecommunications Services by FirstLink.

     (b) Owner will provide FirstLink with any information FirstLink shall reasonably require to comply with such regulatory requirements.

     (c) Owner shall cooperate with FirstLink in obtaining permits, consents, licenses and any other requirements that may be necessary for FirstLink to install and operate the System and furnish the Telecommunications Services; provided that FirstLink shall pay all reasonable costs of the Owner associated therewith.

     14.  INSURANCE.   FirstLink shall have sole responsibility to insure the
System against loss or damage. In addition, FirstLink shall carry and maintain commercial liability insurance of $1,000,000, naming Owner and Owner's agent as additional insureds covering personal injury and Property damage that may be caused to person(s), the Property or its contents, by the System or FirstLink's employees or agents. Such policy shall not be canceled without thirty (30) days' written notice to Owner. Owner shall carry and maintain general liability insurance related to the Property.

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     15.  TERMINATION OF THE AGREEMENT.

     (a) This Agreement may be terminated by either party prior to its stated term if there has been a material breach of the terms of this Agreement by the other party and if within forty-five (45) days after receiving notice of such breach from the party seeking to terminate, such breach has not been cured.

     (b) FirstLink may terminate this Agreement, or discontinue the provision of any Telecommunications Services provided hereunder, if in the sole discretion of FirstLink, it ceases to be feasible for legal, economic or regulatory reasons to provide Telecommunications Services to the Property; provided that FirstLink provides forty-five (45) days' written notice to Owner.

     (c) This Agreement may also be terminated by FirstLink if there is a continuing material failure by Owner to provide the services to FirstLink contemplated hereby.

     (d) Any termination of this Agreement shall be effective as of the date of termination, but FirstLink shall continue to provide Telecommunications Services for a period of sixty (60) days from the date that FirstLink provides notice of the termination to its customers, or until all FirstLink customers at the Property are provided Telephone Service from another source, whichever is sooner ("continuation period"). All provisions of this Agreement necessary for the continued provision of Telecommunications Services during this continuation period shall remain in effect throughout the continuation period.

     (e) Upon termination of this Agreement for any reason, FirstLink, or any designee of FirstLink, including, without limitation, any party providing financing to FirstLink, shall have the right, after providing Owner with written notice of at least forty-five (45) days, without further demand, to enter upon the Property and to dismantle and remove the System or render it inoperative.

     16. ASSIGNMENT OF THE AGREEMENT.   This Agreement and the rights
hereunder may be assigned by FirstLink to any subsidiary of FirstLink or to an affiliate or party acquiring all or substantially all of the assets of FirstLink, upon

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prior written consent of Owner. Such consent shall not be unreasonably withheld. Alternatively, the Agreement may be assigned by FirstLink to any FirstLink subsidiary so long as FirstLink agrees in writing that it shall
remain liable for all obligations arising under this Agreement.   FirstLink
may also assign this Agreement for security purposes to any party providing financing to FirstLink; provided that such assignment shall not relieve FirstLink from its obligations hereunder and further provided that, in the event that the financing party attempts to realize on the assignment for security purposes, the financing party agrees to perform each and every term of this Agreement to be performed by FirstLink. In connection with a sale or disposition of the Property, Owner shall request FirstLink's written consent to assign this Agreement and shall require any subsequent owner of the Property to assume this Agreement and the rights and obligations hereunder. Notwithstanding the requirement of this paragraph that Owner shall require any subsequent owner of the Property to assume this Agreement, this Agreement is a personal agreement between FirstLink and Owner, and the rights granted to FirstLink herein shall not run with or burden the Property. Subject to the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the successors and assigns of the respective parties to this Agreement.

     17. OWNER WARRANTIES; INFORMATION. Owner warrants that (i) it owns the Property and the Inside Wire, and has full power and authority to grant to FirstLink the exclusive rights set forth in this Agreement, (ii) it has not granted to any other party the rights or interests Owner grants to FirstLink under this Agreement; (iii) the Property is not presently part of a bankruptcy proceeding, foreclosure action, or deed-in-lieu-of-foreclosure transaction; (iv) Owner is not in default of any mortgages or other encumbrances on the Property; and (v) no purchase contracts presently exist as to the Property.

     18. FIRSTLINK WARRANTY. FirstLink warrants that it will comply with all laws and licensing requirements concerning the installation and operation of
the System.   Except as expressly stated in this Agreement, FirstLink makes no representations or warranties regarding the System, express or implied, including, but not limited to, any implied warranty of merchantability or fitness for a particular purpose.

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     19. INDEPENDENT CONTRACTOR.  FirstLink shall be and is an independent contractor and Owner shall not control or direct the details and means by which FirstLink performs its duties under this Agreement. This Agreement shall not create the relationship of employer and employee, a partnership or a joint venture.

     20. EMERGENCY CALLS. FirstLink will comply with all applicable laws and regulations regarding "911" emergency calls.

     21.  INDEMNIFICATION.

     (a) FirstLink and Owner hereby agree to indemnify, defend and hold each other (and each other's officers, directors, owners, employees, and agents) harmless from and against all claims, losses and liabilities in any way relating to, growing out of, or resulting from a material breach of each of their respective obligations or warranties under this Agreement.

     (b) In addition, FirstLink agrees to indemnify, defend and hold harmless Owner and Owner's partners, employees and agents from and against all damages, losses, liabilities, costs, and expenses (including reasonable attorney fees) resulting from claims made or causes of action asserted by third parties (including, without limitation, residents of the Property) arising out of or relating to (i) the performance by FirstLink (or its employees or agents) of its obligations under this Agreement, (ii) the provision of Telecommunications Services, or (iii) compliance of FirstLink and/or the System with applicable laws and regulations, except to the extent such matters are attributable to the gross negligence or willful misconduct of Owner.

     22. LIMITATION OF REMEDIES. Notwithstanding any other provision of this Agreement but without limiting the mutual indemnification in Section 21, neither FirstLink nor Owner shall be liable to the other party for any incidental or consequential damages, including, but not limited to, lost profits of any nature whatsoever or for the condition or repair of any telephone instrument or any property to which the System is attached.

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     23.  ARBITRATION OF DISPUTES. Any controversy, dispute, or claim of whatever nature arising out of, in connection with or in relation to, the interpretation, performance or breach of this Agreement, including any claim based on contract, tort or statute, shall be resolved at the request of any party to this Agreement, by final and binding arbitration before a single arbitrator conducted at a location determined by the arbitrator in Portland, Oregon, administered by and in accordance with the then-existing rules of practice and procedure established by the Arbitration Chapter of the Uniform Trial Court Rules as then in effect in the State of Oregon, and judgment upon any award rendered by the arbitrator may be entered by any state or federal court having jurisdiction thereof. The arbitrator shall award attorney fees and costs of the arbitration procedure to the prevailing party. Both parties acknowledge that they are giving up their right to have any such claim decided in a court of law before a judge or jury.

     24. FORCE MAJEURE. If the performance of any of the obligations under this Agreement is interfered with by any reason or any circumstances beyond the reasonable control of the parties, including, but not limited to, fire, earthquake, storm, volcanic eruption, explosion, power failure or power surge, acts of God, war, revolution, civil commotion, or requirement of any government or legal body or any representative of any such government or legal body, labor unrest, including, but not limited to, strikes, slowdowns, picketing or boycotts, then the parties shall be excused from performance on a day-by-day basis to the extent of such interference.

     25.  MISCELLANEOUS.

     (a) ENTIRE AGREEMENT; This Agreement contains the entire agreement between the parties and may not be modified, amended or changed except by written instrument signed by duly authorized executives of both parties.

     (b) WAIVER. The failure by either party at any time to require performance by the other party or to claim a breach of any provision of this Agreement shall not be construed as affecting any subsequent breach or the right to require performance or to claim a breach with respect thereto.

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     (c)  GOVERNING LAW.  The rights and obligations of the parties and all interpretations and performances of this Agreement shall be governed in all respects by the laws of the State of Oregon.

     (d) NOTICES. Any notice to be given by either party to the other shall be in writing and either personally delivered or sent by certified mail, return receipt requested, to the addresses of the Owner and FirstLink provided below. Notices shall be deemed given when received or refused. Each party may change its address for notice to it by notice in accordance with the foregoing provisions.

FIRSTLINK:                         OWNER:

FirstLink Communications, Inc.     Parkside Plaza, an Oregon
                                            general partnership
                                   c/o Oregon Pacific Investment
                                            and Development Company
190 S.W. Harrison                  1800 S.W. First Avenue
Portland, Oregon 97201             Suite 600
Facsimile:  503-306-4333           Portland, Oregon 97201
Telephone:  503-306-4444           Facsimile:  503-273-8612
Attn:  A. Roger Pease, CEO         Telephone:  503-225-1102
                                   Attn:  Julie S. Leuvrey, Vice President

     (e) VALIDITY. If any provision of this Agreement shall be held to be invalid or unenforceable, such provisions shall not affect in any respect the validity or enforceability of the remainder of this Agreement unless the invalidity materially affects the ability of either party to perform as contemplated hereunder.

     (f) ATTORNEY FEES AND COSTS. If arbitration or other proceedings are brought to enforce or interpret this Agreement, the substantially prevailing party shall be entitled to recover its reasonable attorney fees and other costs incurred in such action, arbitration or proceeding from the other party, in addition to any other relief to which such party may be entitled.

     (g) AUTHORITY. Each individual signing this Agreement on behalf of a corporation or partnership represents that he or she has the necessary authority to

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execute this Agreement on behalf of such entity and that, in the case of a corporation, all necessary corporate action has been taken approving the execution of this Agreement.

Any person or entity executing this Agreement as "Owner" hereby represents and warrants to FirstLink that it is fully authorized by Owner to execute this Agreement and to bind Owner to the terms and obligations set forth in this Agreement and Owner is fully aware of the existence and contents of this Agreement. Owner and any person or entity executing this Agreement on Owner's behalf acknowledges that Owner shall be estopped from claiming that this Agreement was executed by a person or entity lacking actual authority to bind Owner.

     (h) FURTHER ASSURANCES. Upon the reasonable request of either party, the other party shall promptly and, at its own expense, execute and deliver any additional documents or take such actions, as may be reasonably necessary (subject to any other agreement binding on either party) for the purpose of evidencing or perfecting any rights or interest of either party arising under this Agreement or arising under documents executed in accordance with this Agreement.

          This Agreement has been signed and delivered as of the above date.

FIRSTLINK:                       OWNER:
COMMUNICATIONS, INC.             FIRSTLINK PARKSIDE PLAZA, an Oregon
                                    general partnership

By:  /s/ A. ROGER PEASE          By: OREGON PACIFIC INVESTMENT
    ------------------------     AND DEVELOPMENT COMPANY,
     A.   Roger Pease            its General Partner
     Chief Executive Officer



                                     By:       /s/ RANDY W. LOVRE
                                         -------------------------------
                                                  Randy W. Lovre
                                                  Vice President

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